Provident New York Bancorp
                                                  400 Rella Boulevard
                                                  Montebello, NY  10901-4243
                                                  T 845.369.8040
                                                  F 845.369.8255
                                                  www.providentbanking.com


FOR IMMEDIATE RELEASE                                Stock Symbol:  PBNY
July 25, 2006                                 Traded on NASDAQ National Market

PROVIDENT BANK CONTACT:
Paul A. Maisch, EVP & Chief Financial Officer
Christina L. Maier, SVP & Controller
845.369.8040

                           PROVIDENT NEW YORK BANCORP
                                    ANNOUNCES
         QUARTERLY EARNINGS OF $5.6 MILLION, OR $0.13 PER DILUTED SHARE


MONTEBELLO,  NY - July 25, 2006 - Provident  New York  Bancorp  (Nasdaq-National
Market: PBNY), the parent company of Provident Bank, today announced that for the three months ended June 30, 2006, net income was $5.6 million, or $0.13 per diluted share, compared to net income of $5.7 million, or $0.13 per diluted share, for the three months ended June 30, 2005. For the nine months ended June 30, 2006, net income was $15.1 million, or $0.36 per diluted share, compared to net income of $15.9 million, or $0.36 per diluted share, for the nine months ended June 30, 2005.

"The current yield curve continues to put pressure on earnings in the short term, however, I believe we are well positioned for the long term and we continue to make strides in growing our non-interest income," said George Strayton, President and CEO. "Through the strength of our customer relationships, we have also successfully maintained our core deposits in historical ranges of 50% to 59% of deposits. While the rapid rise in CD and Money Market rates has outpaced the repricing of our investments and loans, I believe that as the rate of increase of deposit expense slows and rates begin to peak, the short duration of our loans and investments should begin to have a positive impact on margins."

"As this cycle completes, this quarter we grew fee income 7.4%, while lowering total non-interest expense through various initiatives," added Strayton. "When coupled with steady increases in loan volume, we expect to see improved earnings over the next six to nine months. Over the long term, our strong operational and credit risk positions should have a positive impact on earnings. In addition, our previously announced acquisition of Hudson Valley Investment Advisors, Inc.
(HVIA), of Goshen, New York, with $200 million in assets under management should strengthen our non-interest income. I am pleased that Thomas Guarino, President of HVIA, entered into a long term contract to continue in his leadership of Hudson Valley Investment Advisors, Inc. In short, I am confident that we have the plans and people to meet the challenges of the marketplace and the regulatory environment."

Year-to-date balance sheet highlights:

o 8.2% year-to-date increase in earning assets, with an overall 7.0% increase in total assets
o 7.6% year-to-date growth in commercial loans
o 12.5% year-to-date growth in consumer loans


Third quarter operating summary:

o 0.7% increase in net interest income
o 52 basis-point increase in yield on interest-earning assets
o 93 basis-point increase in average rate on interest-bearing liabilities
o Interest expense reduced by $1.0 million for recognition of accretion of premiums on called borrowings
o 15.8% decrease in non-interest income as last year's quarter included the following items:
     o Bank Owned Life Insurance (BOLI) death claim proceeds of $372,000
     o Previously unrecognized low income housing partnership investment income of $681,000
o Stock-based compensation increased $473,000 primarily due to:
     o The effect of implementing Statement of Financial
       Accounting Standards (SFAS) No. 123R, which requires the expensing of stock option grants, resulting in a $270,000 pre-tax expense for the quarter
     o Employee Stock Ownership Plan (ESOP) expense increased
       $163,000 due to the rise in the average stock price and due to additional shares, expected to be released, compared to the same quarter last year
o 0.6% decrease in overall non-interest expense despite a 55% increase in stock-based compensation expense
o Donation of property, acquired in the National Bank of Florida acquisition, recording a $242,000 tax benefit
o Acquisition of substantially all of the assets of Hudson Valley Investment Advisors.


Key Balance Sheet Changes at June 30, 2006 vs. September 30, 2005
-----------------------------------------------------------------

o Total assets at June 30, 2006 increased to $2.8 billion, up $182.1 million, or 7.0%, from September 30, 2005.
o Gross loans grew $88.3 million to $1.5 billion, largely due to a $54.0 million, or 7.6%, increase in commercial loans.
o Securities increased $87.5 million to $981.4 million, with mortgage-backed securities and municipal securities primarily contributing to the increase.
o Non-transaction deposits grew $46.7 million to $1.2 billion, as certificates of deposit increased by $83.8 million, offsetting a decline in savings and money market accounts of $37.1 million.
  Non-interest bearing deposits decreased $17.7 million to $367.4 million, reflecting the seasonality of our transaction account deposit base and customers' attraction to interest-bearing products at higher rates.

o Non-performing assets increased $3.0 million from September 30, 2005, primarily due to two commercial loan relationships from the acquired Ellenville National Bank portfolio. We charged off $770,000 of one of these relationships in the second fiscal quarter.
o Stockholders' equity decreased $3.7 million to $391.5 million as net retentions of earnings were more than offset by the repurchase of 1,126,271 shares and an increase in other comprehensive loss on available-for-sale securities (SFAS No.115) of $8.4 million to $16.6 million.
o In accordance with SFAS No.114, $1.0 million was reclassified from the allowance for loan losses to other liabilities, reflecting reserves required for contingent loan commitments (lines and letters of credit). Similar amounts were reclassified for the prior periods.


Key Operating Results - Quarter
-------------------------------

Net interest income increased $161,000, or 0.7%, to $21.7 million primarily as a result of recognizing $1.0 million of accretion of premiums on called Federal Home Loan Bank borrowings of $33.0 million, which were assumed in connection with the Warwick Community Bancorp acquisition. Tax equivalent net interest margin decreased from 3.98% to 3.69%. Interest-earning assets increased by $217.3 million, almost equally split between loans and securities. When coupled with the increase of 52 basis points in yield, the volume increase led to a $5.8 million increase in gross interest income to $34.9 million. Included in gross interest on loans and fees were prepayment fees and late charges of $243,000 for the current quarter and $255,000 previously classified as non-interest income for the prior year's quarter. The cost of interest-bearing liabilities increased by 93 basis points to 2.67%. Increases of $198.2 million in average borrowings and $25.4 million in interest-bearing deposits resulted in an increase in interest expense of $5.6 million, to $13.3 million (including the reduction in interest expense from premium accretion noted above). An increase of $119.2 million in the average balance of higher-cost certificates of deposit also contributed to the higher interest expense, more than offsetting a decline of $104.3 million in average savings account balances.

Non-interest income decreased $817,000, or 15.8%, due to the previously mentioned income items from the prior year's quarter, which totaled $1.1 million. Excluding those items, non-interest income increased by $236,000, or 5.7%, from last year. The increase is a reflection of the bank's efforts to improve non-interest income. Investment management fees (including $135,000 from HVIA) and title insurance fees increased by 80.5% and 10.5%, respectively.

Non-interest expense decreased $100,000, or 0.6%, to $18.0 million despite an increase of $473,000 in expense for stock-based compensation plans as previously described. Salaries and benefit costs declined $467,000, or 5.6%, to $7.8 million primarily due to reductions in employee benefits costs of $499,000. During the quarter the Company merged the separate pension plans of previously acquired entities into the Provident Defined Benefit Pension Plan. Pension and postretirement health insurance expense was $380,000 lower than the third quarter of 2005. As a result of bringing our data processing operations in-house, certain costs have been redistributed to salaries and benefits as well as occupancy and equipment. The prior year's quarter included $249,000 in merger-integration costs.

The Company's effective tax rate for the quarter ended June 30, 2006 was 27.8%, compared to 32.1% for the quarter ended June 30, 2005. The lower rate reflects a land donation, which resulted in a tax benefit of $242,000, and higher utilization of tax-exempt securities.

Key Operating Results - Year to Date
------------------------------------

Net interest income for the nine-month period ended June 30, 2006 decreased by $948,000, or 1.5%, compared to the same period last year. Taxable equivalent net interest margin declined 26 basis points from 4.01% to 3.75%. Interest income increased by $13.3 million, a reflection of higher average volume of interest-earning assets, mostly loans, and an increase of 48 basis points in the yield on interest-earning assets. Interest income included prepayment fees and late charges of $713,000 for the current nine-month period and $593,000 previously classified in non-interest income for the nine-month period ending June 30, 2005. Interest expense increased by $14.2 million as the average volume and cost of interest-bearing liabilities increased by $168.6 million and 86 basis points, respectively. This increase in interest expense was net of the recognition of accretion of $1.3 million in premiums on called Federal Home Loan Bank borrowings. An increase of $110.4 million in the average balances of higher cost certificates of deposit contributed to the higher interest expense and was partially offset by a decrease in average savings account balances of $97.1 million.

The provision for loan losses was $900,000 for the nine-month period this year compared to $525,000 for the nine-month period ended June 30, 2005. The increase in the provision was made in order to maintain the allowance for loan losses at a level to absorb probable loan losses inherent in the existing portfolio.

Non-interest income decreased $310,000, or 2.4%. The prior year's income includes the previously mentioned BOLI death claim proceeds of $372,000 and the one-time income item of $681,000 for low income housing partnership investment income. Excluding these two items would result in a favorable variance of $743,000, or 6.4%, with the prior year period and is a reflection of the Company's continued focus on improving non-interest income, which is less susceptible to interest rate fluctuations. Deposit fees and service charges, fee income from our title insurance subsidiary, income from our BOLI investments (excluding the prior year's death claim proceeds of $372,000) and investment management fees (including $135,000 from HVIA) increased by 3.7%, 18.4%, 21.8% and 38.4%, respectively.

Non-interest expense for the current nine-month period increased by $684,000, or 1.3%, compared to the same period last year. Stock-based compensation increased by $2.4 million, or 110.5%, of which $868,000 was for stock option expenses under new accounting rules, $368,000 was for the acceleration of certain restricted stock awards and $427,000 was for an increase in ESOP expense, mostly during the second quarter, which reflected the release of the same number of shares for the 2005 ESOP plan year as in the past years. Stock-based compensation also reflects nine month's expense of $848,000 related to restricted stock awards that were granted in March 2005. These increases were partially offset by a decrease of $596,000 in pension and postretirement health insurance expense.

The transfer of our data processing operations in-house in November 2005 is primarily responsible for a $1.1 million decrease in data and check processing costs, which is offset by related increases in compensation and occupancy costs.

The Company's effective tax rate for the nine months ended June 30, 2006 was 31.0%, compared to 34.6% for the nine-month period ended June 30, 2005. A key factor in the lower rate is the shifting to tax-exempt securities, which represented 11.0% of the average securities portfolio for the current nine-month period, compared to 6.2% of the average securities portfolio for the prior nine-month period. The previously mentioned land donation, which resulted in a tax benefit of $242,000, also positively impacted the effective tax rate.



Note:

In addition to historical information, this earnings release may contain forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that have been outlined in previously filed documents with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Provident New York Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)



                                                                     June 30,      September 30,      June 30,
                                                                     --------      ------------       --------
                                                                       2006             2005            2005
                                                                       ----             ----            ----
Assets:
Cash and due from banks                                          $     55,758    $     64,117    $     51,578
Total securities                                                      981,383         893,901         916,645
Loans held for sale                                                       752              --           3,684

Loans:
       One- to four-family residential mortgage loans                 467,064         456,794         439,097
       Commercial real estate, commercial business
             and construction loans                                   767,514         713,471         698,918
        Consumer loans                                                215,770         191,808         176,701
                                                                 ------------    ------------    ------------
                  Total loans, gross                                1,450,348       1,362,073       1,314,716
        Allowance for loan losses                                     (20,360)        (21,047)        (21,341)
                                                                 ------------    ------------    ------------
                  Total loans, net                                  1,429,988       1,341,026       1,293,375
                                                                 ------------    ------------    ------------
Federal Home Loan Bank stock, at cost                                  30,021          21,333          18,076
Premises and equipment, net                                            31,943          32,101          29,810
Goodwill                                                              159,093         157,656         157,993
Other amortizable intangibles                                          15,030          14,607          15,682
Bank owned life insurance                                              38,892          37,667          37,256
Other assets                                                           37,559          35,915          36,190
                                                                 ------------    ------------    ------------

                   Total assets                                  $  2,780,419    $  2,598,323    $  2,560,289
                                                                 ============    ============    ============
Liabilities:
     Deposits:
          Demand deposits                                        $    367,109    $    407,662    $    382,393
          NOW deposits                                                161,614         143,363         138,574
                                                                 ------------    ------------    ------------
                    Total transaction accounts                        528,723         551,025         520,967

          Savings and money market deposits                           666,629         703,765         734,283
          Certificates of deposit                                     555,428         471,611         493,020
                                                                 ------------    ------------    ------------
                    Total deposits                                  1,750,780       1,726,401       1,748,270
                                                                 ------------    ------------    ------------
     Borrowings                                                       605,523         442,203         377,626
     Mortgage escrow funds and other                                   32,624          34,562          34,699
                                                                 ------------    ------------    ------------
                    Total liabilities                               2,388,927       2,203,166       2,160,595
Stockholders' equity                                                  391,492         395,157         399,694
                                                                 ------------    ------------    ------------
                    Total liabilities and stockholders' equity   $  2,780,419    $  2,598,323    $  2,560,289
                                                                 ============    ============    ============

Shares of common stock outstanding at period end                   42,623,299      43,505,659      43,848,778
Book value per share                                             $       9.18    $       9.08    $       9.11


Provident New York Bancorp and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except share and per share data)



                                                              Three Months Ended           Nine Months Ended
                                                                   June 30,                     June 30,
                                                             2006            2005         2006          2005
                                                             ----            ----         ----          ----
Interest and dividend income:
     Loans and loan fees                                  $    24,247   $    20,557   $    69,842   $    59,813
     Securities                                                10,297         8,365        28,192        25,852
     Other earning assets                                         402           244         1,058           136
                                                          -----------   -----------   -----------   -----------
Total interest and dividend income                             34,946        29,166        99,092        85,801
                                                          -----------   -----------   -----------   -----------

Interest expense:
     Deposits                                                   7,492         4,362        18,846        11,207
     Borrowings                                                 5,770         3,281        16,209         9,609
                                                          -----------   -----------   -----------   -----------
Total interest expense                                         13,262         7,643        35,055        20,816
                                                          -----------   -----------   -----------   -----------

Net interest income                                            21,684        21,523        64,037        64,985
Provision for loan losses                                         300           225           900           525
                                                          -----------   -----------   -----------   -----------
Net interest income after provision for loan losses            21,384        21,298        63,137        64,460
                                                          -----------   -----------   -----------   -----------

Non-interest income:
     Deposit fees and service charges                           2,699         2,673         7,898         7,613
     Net gain on sales of securities available for sale            --            57            --           369
     Title insurance fees                                         399           361         1,206         1,019
     Bank owned life insurance                                    418           768         1,225         1,378
     Investment management fees                                   399           221           868           627
     Previously unrecognized low income housing
        partnership investment                                     --           681            --           681
     Other                                                        446           417         1,198         1,018
                                                          -----------   -----------   -----------   -----------
Total non-interest income                                       4,361         5,178        12,395        12,705
                                                          -----------   -----------   -----------   -----------

Non-interest expense:
     Compensation and employee benefits                         7,810         8,277        24,001        24,063
     Stock-based compensation plans                             1,327           854         4,509         2,142
     Occupancy and office operations                            2,957         2,421         8,609         7,028
     Advertising and promotion                                    905           808         1,899         2,620
     Professional fees                                            877           523         2,526         1,801
     Data and check processing                                    785         1,184         2,451         3,590
     Merger integration costs                                      --           249            --           965
     Amortization of intangible assets                            808           929         2,456         3,046
     ATM/debit card expense                                       460           322         1,142           948
     Other                                                      2,112         2,574         6,008         6,714
                                                          -----------   -----------   -----------   -----------

Total non-interest expense                                     18,041        18,141        53,601        52,917
                                                          -----------   -----------   -----------   -----------

Income before income tax expense                                7,704         8,335        21,931        24,248
Income tax expense                                              2,143         2,676         6,806         8,394
                                                          -----------   -----------   -----------   -----------
Net income                                                $     5,561   $     5,659   $    15,125   $    15,854
                                                          ===========   ===========   ===========   ===========

Per common share:
     Basic earnings                                       $      0.14   $      0.13   $      0.37   $      0.36
     Diluted earnings                                            0.13          0.13          0.36          0.36
     Dividends declared                                          0.05         0.045          0.15         0.125

Weighted average common shares:
     Basic                                                 40,730,064    42,440,624    40,956,393    43,545,750
     Diluted                                               41,276,806    43,073,358    41,514,055    44,292,686



Selected Financial Condition Data:
                                                                                   Three Months Ended

(in 000's except share and per share data)          06/30/06       03/31/06      12/31/05       09/30/05        6/30/05
                                                  -----------    -----------    -----------    -----------    -----------
                                                                                    (In thousands)
End of Period
-------------

Total assets                                      $ 2,780,419    $ 2,745,628    $ 2,630,940    $ 2,598,323    $ 2,560,289
Loans, gross (1)                                    1,450,348      1,405,596      1,387,148      1,362,073      1,314,716
Securities available for sale                         916,752        926,037        832,578        822,952        845,451
Securities held to maturity                            64,631         67,364         65,949         70,949         71,194
Bank owned life insurance                              38,892         38,475         38,080         37,667         37,256
Goodwill                                              159,093        157,526        157,656        157,656        157,993
Other amortizable intangibles                          15,030         12,983         13,742         14,607         15,682
Other non-earning assets                               69,502         74,910         67,381         68,016         66,000
Deposits                                            1,750,780      1,779,289      1,675,312      1,726,401      1,748,270
Borrowings                                            605,523        546,210        533,843        442,203        377,626
Equity                                                391,492        387,293        392,579        395,157        399,694

Average Balances
----------------

Total assets                                      $ 2,756,664    $ 2,665,763    $ 2,604,713    $ 2,569,762    $ 2,524,925
Loans, gross:
   Real estate- residential mortgage                  465,703        457,030        453,018        439,242        433,938
   Real estate- commercial mortgage                   518,538        514,089        502,435        490,107        492,760
   Real estate- construction & land development        80,894         78,176         69,314         75,434         72,778
   Commercial and industrial                          150,605        147,775        146,116        146,982        139,115
   Consumer loans                                     209,970        199,014        192,819        183,750        169,801
Loans total                                         1,425,710      1,396,084      1,363,702      1,335,515      1,308,392
Securities (taxable)                                  871,878        825,284        797,115        808,057        833,718
Securities (non-taxable)                              112,282        100,693         94,324         86,258         65,239
Total earning assets                                2,421,497      2,330,822      2,259,617      2,227,680      2,204,193
Non earning assets                                    335,167        333,952        344,160        341,171        320,732
Non-interest bearing checking                         357,992        362,955        382,009        374,432        348,387
Interest bearing NOW accounts                         153,848        141,064        138,273        149,061        160,234
Total transaction accounts                            511,840        504,019        520,282        523,493        508,621
Savings and money market accounts                     676,682        670,253        692,932        742,938        764,071
Certificates of deposit                               577,219        521,399        488,517        472,081        458,023
Total deposits                                      1,765,741      1,695,671      1,701,731      1,738,512      1,730,715
Total interest bearing deposits                     1,407,749      1,332,716      1,319,722      1,364,080      1,382,328
Borrowings                                            582,294        556,201        485,800        409,596        384,073
Equity                                                388,398        390,958        392,037        397,645        394,827
Other comprehensive loss (SFAS 115),
  reflected in equity                                 (14,280)        (9,992)       (10,269)        (5,536)        (5,993)

Selected Operating Data:

Condensed Tax Equivalent Income Statement
-----------------------------------------

Interest and dividend income                      $    34,946    $    32,744    $    31,404    $    30,369    $    29,166
Tax equivalent adjustment*                                592            508            477            417            321
Interest expense                                       13,262         11,739         10,054          8,584          7,643
                                                  -----------    -----------    -----------    -----------    -----------
  Net interest income (tax equivalent)                 22,276         21,513         21,827         22,202         21,844
Provision for loan losses                                 300            300            300            225            225
                                                  -----------    -----------    -----------    -----------    -----------
  Net interest income after provision for loan
   losses                                              21,976         21,213         21,527         21,977         21,619
Non-interest income                                     4,361          3,963          4,064          4,303          5,178
Non-interest expense                                   18,041         18,145         17,409         17,665         18,141
                                                  -----------    -----------    -----------    -----------    -----------
Income before income tax expense                        8,296          7,031          8,182          8,615          8,656
Income tax expense (tax equivalent)                     2,735          2,626          3,022          3,227          2,997
                                                  -----------    -----------    -----------    -----------    -----------
  Net income                                      $     5,561    $     4,405    $     5,160    $     5,388    $     5,659
                                                  ===========    ===========    ===========    ===========    ===========

(1)    Does not reflect allowance for loan losses of $20,360, $20,093, $20,714, $21,047 and $21,341.
*      Tax exempt income assumed at a 35% federal rate.

Performance Ratios (annualized)
-------------------------------
                                                                                   Three Months Ended

(in 000's except share and per share data)            06/30/06         03/31/06        12/31/05          09/30/05        6/30/05
                                                   ---------------  ---------------  --------------   --------------- --------------

Return on Average Assets                                0.81%            0.67%            0.79%            0.83%           0.90%
Return on Average Equity                                5.72%            4.57%            5.22%            5.38%           5.75%
Non-Interest Income to Average Assets                   0.63%            0.60%            0.62%            0.66%           0.82%
Non-Interest Expense to Average Assets                  2.62%            2.76%            2.65%            2.73%           2.88%
Operating efficiency Unadjusted                         69.3%            72.7%            68.5%            67.7%           67.9%

Analysis of Net Interest Income
-------------------------------

Yield on:
Loans                                                   6.92%            6.82%            6.65%            6.60%           6.41%
Investment Securities- Tax Equivalent                   4.44%            4.28%            4.06%            3.85%           3.88%
Earning Assets- Tax Equivalent                          5.89%            5.79%            5.60%            5.48%           5.37%
Cost of:
Interest Bearing Deposits                               2.13%            1.86%            1.58%            1.40%           1.27%
Borrowings                                              3.97%            4.11%            3.92%            3.64%           3.43%
Interest Bearing Liabilities                            2.67%            2.52%            2.21%            1.92%           1.74%
Net Interest Tax Equivalent:
Net Interest Rate Spread- Tax Equivalent Basis          3.21%            3.27%            3.39%            3.56%           3.63%
Net Interest Margin- Tax Equivalent Basis               3.69%            3.74%            3.83%            3.95%           3.98%

Capital Information Data
------------------------

Tier 1 Leverage Ratio- Bank Only                        7.54%            7.43%            8.37%            8.20%           8.30%
Tier 1 Risked-Based Capital- Bank Only           $   196,957      $   191,775      $   206,062      $   198,828     $   198,535
Total Risked-Based Capital- Bank Only                217,317          211,868          227,713          220,122         219,271
Tangible Capital Consolidated                    $   218,255      $   217,645      $   221,990      $   223,731     $   226,814
Tangible Capital as a % of Tangible assets              8.37%            8.45%            9.03%            9.22%           9.50%
Shares Outstanding                                42,623,299       42,424,255       43,044,299       43,505,659      43,848,778
Shares Repurchased Per Stock Repurchase Program       11,700          641,400          473,171          343,200       1,656,600
Basic Common Shares Outstanding- weighted         40,730,064       40,939,326       41,193,958       41,513,219      42,440,624
Diluted Common Shares Outstanding                 41,276,806       41,406,485       41,670,008       42,141,403      43,073,358
Per Common Share:
Basic Earnings                                   $      0.14      $      0.11      $      0.13      $      0.13     $      0.13
Diluted Earnings                                        0.13             0.11             0.12             0.13            0.13
Dividends Paid Per Common Share                         0.05             0.05             0.05            0.045           0.045
Book Value                                              9.18             9.13             9.12             9.08            9.11
Tangible Book Value                                     5.12             5.13             5.16             5.14            5.17

Asset Quality Measurements
--------------------------

Non-performing loans  (NPLs)                     $     4,674      $     4,144      $     5,054      $     1,641     $     3,249
Non-performing assets (NPAs)                           4,762            4,234            5,145            1,733           3,342
Net Charge-offs                                  $       192      $       992      $       489      $       469     $       222
Net Charge-offs as  % of average loans
(annualized)                                            0.05%            0.28%            0.14%            0.14%           0.07%
NPLs as % of total loans                                0.32%            0.29%            0.36%            0.12%           0.25%
NPAs as % of total assets                               0.17%            0.15%            0.20%            0.07%           0.13%
Allowance for loan losses as % of NPLs                   436%             485%             410%            1283%            657%
Allowance for loan losses as % of total loans           1.43%            1.43%            1.49%            1.55%           1.62%

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